     As Filed With the Securities and Exchange Commission on April 26, 2000
                                                      Registration No. 333-_____

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8

                                   ----------

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                                   LANCE, INC.
             (Exact name of registrant as specified in its charter)

        North Carolina                             56-0292920
(State or other jurisdiction of                 (I.R.S. Employer
 incorporation or organization)               Identification  No.)

  8600 South Boulevard
  Charlotte, North Carolina                                 28232
(Address of principal executive offices)                  (Zip Code)

                     LANCE, INC. 1997 INCENTIVE EQUITY PLAN
                            (Full title of the plan)

                                   ----------

                                B. CLYDE PRESLAR
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                                   LANCE, INC.
                              8600 SOUTH BOULEVARD
                         CHARLOTTE, NORTH CAROLINA 28232
                     (Name and address of agent for service)
                                  704/554-1421
                     (Telephone number, including area code,
                              of agent for service)

                  Please send copies of all communications to:

                              A. ZACHARY SMITH III
                   KENNEDY COVINGTON LOBDELL & HICKMAN, L.L.P.
                  BANK OF AMERICA CORPORATE CENTER, SUITE 4200
                             100 NORTH TRYON STREET
                      CHARLOTTE, NORTH CAROLINA 28202-4006

                                   ----------

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------------

                Title                    Amount         Proposed maximum    Proposed maximum       Amount of
         of securities to be             to be           offering price        aggregate         registration
             registered                registered         per share(1)      offering price(1)         fee
--------------------------------------------------------------------------------------------------------------

Common Stock, $.83 1/3 par value    1,500,000 shares         $10 1/8          $15,187,500          $4,010
--------------------------------------------------------------------------------------------------------------

----------------------

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h)(1) on the basis of $10 1/8 per share, the average of the high and low prices for the Common Stock on April 20, 2000 as reported in The Nasdaq Stock Market.

                                EXPLANATORY NOTE

         This Registration Statement relates to the amendment to the Lance, Inc. 1997 Incentive Equity Plan to increase by 1,500,000 the number of shares of $.83 1/3 par value Common Stock authorized to be issued thereunder.

                     STATEMENT OF INCORPORATION BY REFERENCE

         This Registration Statement on Form S-8 incorporates by reference the contents of (i) PART I and (ii) PART II, Items 4, 6 and 7 of the Registration Statement on Form S-8 (No. 333-25539), filed by the Registrant on April 21, 1997 relating to the Lance, Inc. 1997 Incentive Equity Plan.

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents have been filed by Lance, Inc. (the "Company") with the Securities and Exchange Commission (Commission file number 0-398) and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 25, 1999.

         (b) The Company's Quarterly Report on Form 10-Q for the quarter ended March 25, 2000.

         (c) The description of the Company's Common Stock contained in the Company's Registration Statement filed pursuant to Section 12 of the Securities Exchange Act of 1934, as amended including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Certain legal matters in connection with the issuance of the Common Stock being offered hereby are being passed upon for the Company by Kennedy Covington Lobdell & Hickman, L.L.P., Bank of America Corporate Center, Suite 4200, 100 North Tryon Street, Charlotte, North Carolina 28202. At April 18, 2000, partners and associates of Kennedy Covington Lobdell & Hickman, L.L.P. and their spouses and minor children owned beneficially an aggregate of 12,807 shares of the Common Stock of the Company.



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

ITEM 8.  EXHIBITS.

         4 Lance, Inc. 1997 Incentive Equity Plan as amended (filed herewith).

         5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith).

         23.1     Consent of KPMG LLP (filed herewith).

         23.2 Consent of Kennedy Covington Lobdell & Hickman, L.L.P. (contained in Exhibit 5).


ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned Registrant hereby undertakes:

                      (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                           (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

                      provided, however, that paragraphs (a)(1)(i) and
                      (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant under the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
         Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions of the North Carolina Business Corporation Act, the Registrant's Restated Charter or Bylaws, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Charlotte, State of North Carolina, on April 26 , 2000.

                                  LANCE, INC.


                                  By  s/ B. Clyde Preslar
                                      ------------------------------------------
                                      B. Clyde Preslar
                                      Vice President and Chief Financial Officer

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on behalf of the Company and in the capacities and on the dates indicated.


Signature                                    Capacity                                    Date
---------                                    --------                                    ----

s/ Paul A. Stroup, III                       President, Chief Executive Officer        April 26, 2000
----------------------------------------     (Principal Executive Officer),
Paul A. Stroup, III                          Chairman of the Board and Director

s/ B. Clyde Preslar                          Vice President and Chief Financial        April 26, 2000
----------------------------------------     Officer (Principal Financial Officer)
B. Clyde Preslar

s/ Margaret E. Wicklund                      Corporate Controller                      April 26, 2000
----------------------------------------     (Principal Accounting Officer)
Margaret E. Wicklund

s/ Alan T. Dickson                           Director                                  April 26, 2000
----------------------------------------
Alan T. Dickson

s/ J. W. Disher                              Director                                  April 26, 2000
----------------------------------------
J. W. Disher

s/ James H. Hance, Jr.                       Director                                  April 26, 2000
----------------------------------------
James H. Hance, Jr.

/s/ William R. Holland                       Director                                  April 26, 2000
----------------------------------------
William R. Holland

                                             Director                                  April   , 2000
----------------------------------------
Weldon H. Johnson

s/ Scott C. Lea                              Director                                  April 26, 2000
----------------------------------------
Scott C. Lea

s/ Nancy Van Every McLaurin                  Director                                  April 26, 2000
----------------------------------------
Nancy Van Every McLaurin


s/ Wilbur J. Prezzano                        Director                                  April 26, 2000
----------------------------------------
Wilbur J. Prezzano

s/ Robert V. Sisk                            Director                                  April 26, 2000
----------------------------------------
Robert V. Sisk

s/ Isaiah Tidwell                            Director                                  April 26, 2000
----------------------------------------
Isaiah Tidwell

s/ S. Lance Van Every                        Director                                  April 26, 2000
----------------------------------------
S. Lance Van Every



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

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT

                                   LANCE, INC.
                          Commission File Number 0-398

                                  EXHIBIT INDEX


Exhibit                      Description
-------                      -----------

4 Lance, Inc. 1997 Incentive Equity Plan, as amended (filed herewith).

5 Opinion of Kennedy Covington Lobdell & Hickman, L.L.P. (filed herewith).

23.1              Consent of KPMG LLP (filed herewith).

23.2              Consent of Kennedy Covington Lobdell & Hickman, L.L.P.
                  (contained in Exhibit 5).